Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 10, 2005

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

7 Sylvan Way Parsippany, New Jersey		07054
(Address of principal executive office)		(Zip Code)

(973) 496-1040
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                                       REGULATION FD DISCLOSURE

On March 11, 2005 and March 14, 2005, certain members of management of Jackson Hewitt Tax Service Inc. (the “Company”) will meet with institutional investors and make a slide presentation.  A copy of the slides to be shown during these presentations is attached hereto and incorporated herein by reference as Exhibit 99.1 to this Form 8-K.  A copy of the slides will be available on the Company’s website at www.jacksonhewitt.com. In addition, both presentations will be simulcast live on the Internet and may be accessed through the Investor Relations tab of the Company’s website.

The information in this Exhibit is not “filed” pursuant to the Securities Exchange Act of 1934 and is not incorporated by reference into any registration statements under the Securities Act of 1933.  Additionally, the submission of this report on Form 8-K is not intended to constitute a representation that such furnishing is required by Regulation FD or that the information it contains includes material investor information that is not otherwise publicly available.  The Company does not assume any obligation to update any information in this report in the future.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(c)          Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

	By:	/s/ Mark L. Heimbouch

Mark L. Heimbouch
Senior Vice President and Chief Financial Officer

Date: March 10, 2005

JACKSON HEWITT TAX SERVICE INC.
CURRENT REPORT ON FORM 8-K
Report Dated March 10, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Copy of slides to be shown during institutional investor meetings on March 11, 2005 and March 14, 2005